EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

ATA Inc.:

We consent to the use of our reports with respect to the consolidated financial statements and the effectiveness of internal control over financial reporting incorporated herein by reference.

/s/KPMG
Hong Kong, China
July 31, 2015